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                                                                   EXHIBIT 10.40

                  ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
              AMENDED AND RESTATED 2001 EMPLOYEE STOCK OPTION PLAN


      1. Purpose. As of June 9, 2006, the Allied World Assurance Company Holdings, Ltd 2001 Employee Warrant Plan was amended and restated and renamed the Allied World Assurance Company Holdings, Ltd Amended and Restated 2001 Employee Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interest of Allied World Assurance Company Holdings, Ltd ("Allied World") and its subsidiaries (collectively, the "Company") by providing certain Key Persons (as defined below) with the opportunity to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company, as well as to attract people with training, experience and ability to the Company and its subsidiaries and affiliates.


      2. Definitions of Certain Terms.

            (i) "Award" means a stock option granted pursuant to the Plan, including warrants granted prior to the amendment and restatement of the Plan. Stock options granted under the Plan are not intended to qualify as "incentive stock options" meeting the requirements of Section 422 of the Code.

            (ii) "Award Agreement" means the written document by which each Award is evidenced.

            (iii) "Board" means the Board of Directors of Allied World.

            (iv) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

            (v) "Committee" has the meaning set forth in Section 3.a.

            (vi) "Common Shares" means the common shares of Allied World.

            (vii) "Covered Person" has the meaning set forth in Section 3.c.

            (viii) "Fair Market Value" means, with respect to a Common Share on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee, or if there is a public market for the shares on such date, the average of the high and low closing bid prices of the Common Shares on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares.

            (ix) "Key Persons" means officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company.

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      3. Administration.

      a. Except as otherwise provided herein, the Plan shall be administered by a committee (the "Committee") of the Board to be drawn solely from members of the Board who are not and have not been officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine which Key Persons shall receive Awards, the time when Awards shall be issued, the terms of such Awards and the number of shares for which Awards shall be issued; provided, however, that the Board shall have the sole authority to make such determinations with respect to Awards, if any, to be issued to the members of the Committee. Unless otherwise expressly provided in the Plan or an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any restrictions or conditions set forth in such Award Agreement, or impose new restrictions and conditions, or reflect a change in the grantee's circumstances; and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, Common Shares, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) Common Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

      b. Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its powers, responsibilities or duties in accordance with applicable law.

      c. No member of the Board or the Committee or any employee of the Company (each such person a "Covered Person") shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by Allied World against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement

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and against and from any and all amounts paid by such Covered Person, with
Allied World's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Allied World shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Allied World gives notice of its intent to assume the defense, Allied World shall have sole control over such defense with counsel of Allied World's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's fraud or dishonesty. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Allied World's Memorandum of Association or Bye-laws, as a matter of law, or otherwise, or any other power that Allied World may have to indemnify such persons or hold them harmless.

      4. Common Shares Available for Awards; Adjustments.

      a. Common Shares Available for Awards. The total number of Common Shares that may be issued pursuant to Awards granted under the Plan shall not exceed two million (2,000,000) Common Shares (the "Maximum Number") as adjusted pursuant to the provisions of Section 4.b. Common Shares issued upon exercise of warrants granted under the Plan prior to amendment and restatement shall count against the Maximum Number. Awards may be granted to Key Persons in such number and at such times during the term of this Plan as the Committee or the Board shall determine; provided, however, that (i) the maximum number of Common Shares as to which Awards may be granted to any one individual in any one year may not exceed 16,667 shares (as adjusted pursuant to the provisions of Section 4.b) and
(ii) Awards, in the aggregate, relating to more than nine percent 9% of the Maximum Number (as adjusted pursuant to the provisions of Section 4.b) shall not be granted under this Plan to any one person. Shares granted pursuant to this Plan may be authorized but unissued Common Shares or authorized and issued Common Shares held by the Company or acquired by the Company for the purposes of the Plan. If any Award granted under this Plan or warrant granted prior to amendment and restatement of this Plan is forfeited or otherwise terminates or is canceled without the delivery of Common Shares, Common Shares are surrendered or withheld from any Award or warrant to satisfy a grantee's income tax withholding obligations, or Common Shares owned by a grantee are tendered to pay the exercise price of a stock option granted under the Plan, then the Common Shares covered by such forfeited, terminated or canceled Award or warrant or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any Common Shares delivered by the Company, any Common Shares with respect to which Awards are made by the Company and any Common Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

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      b. Capitalization Adjustments. The aggregate number of Common Shares which may be granted or purchased pursuant to Awards granted hereunder, the number of Common Shares covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee in good faith and in its sole discretion, as to the number, price or kind of Common Shares or other consideration subject to such Awards or as otherwise determined by the Committee in good faith to be fair and equitable (i) in the event of changes in the outstanding Common Shares or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of grant of any such Award; (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan; or (iii) for any other reason which the Committee determines, in its sole discretion and acting in good faith, to otherwise warrant equitable adjustment.

      c. Corporate Events. Notwithstanding subsection (b) above, in the event of
(i) a merger, amalgamation or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger, amalgamation or consolidation involving the Company in which the Company is the surviving corporation but the holders of Common Shares receive securities of another corporation and/or other property, including cash; (iii) a the sale of greater than fifty percent (50%) of the securities of the Company entitled to vote in the election of directors to the Board; or (iv) the reorganization or liquidation of the Company (each, a "Corporate Event"), in lieu of providing the adjustment set forth in subsection (b) above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and either (x) accelerate the exercisability of, and cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event, such that holders may exercise all such Awards prior to the Corporate Event, or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Common Shares in connection with such Corporate Event less the applicable exercise price. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Common Shares covered by the Award at such time.

      d. Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

      5. Eligibi1ity. Awards under the Plan may be made to such Key Persons as the Committee may select in its discretion.

      6. Grant of Awards. Following the effective date of the amendment and restatement of the Plan, the Committee shall grant Awards only in the form of stock


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options to purchase Common Shares from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

      7. Terms and Conditions of Award Agreements. Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. All Awards granted under the Plan shall be subject to the following terms and conditions:

      a. Exercise Price. The exercise price per share with respect to each Award shall be determined by the Committee or the Board but shall not be less than 100% of the Fair Market Value of the Common Shares on the date the Award is granted.

      b. Term of Award. In no event shall any Award be exercisable after the expiration of 10 years from the date on which the Award is issued.

      c. Termination of Employment. Except as otherwise provided by the Committee or the Board, no part of any Award issued to an employee (including an officer) may be exercised after the termination of his or her employment with the Company, except that:

            (i) if such termination of employment is on or after the date the employee attains age sixty-five (65) or due to disability or death, any portion of an Award, whether or not exercisable at the time of such termination, may be exercised by the grantee (or in case of death by the person or persons to whom the grantee's rights under such Award are transferred by will or the laws of descent and distribution) at any time within the term of the Award; and

            (ii) if such termination of employment is not at or after normal retirement age or due to disability or death, any portion of an Award may be exercised by the grantee within three months after such termination, but only to the extent such Award was exercisable at the time of such termination, and any portion of such Award that remains unvested at the time of such termination shall terminate and no longer be exercisable at any time.

      8. Term of Plan. The Plan shall terminate on, and no Awards shall be issued pursuant to the Plan after, June 9, 2016; provided, however, that Awards granted theretofore may extend beyond such date and the terms and conditions of the Plan shall continue to apply thereto.

      9. Termination or Amendment of Plan. The Board may at any time terminate the Plan with respect to any Common Shares of Allied World not at the time subject to an Award, and may from time to time alter or amend the Plan or any part thereof. Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law or stock exchange listing requirement; provided, however,


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that unless approved by the Company's shareholders or as otherwise specifically provided under Section 4(a) hereof, no adjustments or reduction of the exercise price of any outstanding Awards shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Awards or through cancellation of outstanding Awards in connection with a re-granting of Awards at a lower price to the same individual.

      10. Employment Status and Rights; Waiver of Claims. The granting of any Award does not alter the at-will nature of any grantee's employment with the Company. In addition, prior to being granted an Award, no employee of the Company has any right to any benefits hereunder. Accordingly, in consideration of the employee's selection to receive an Award under the Plan and by acceptance of the grant of such Award, the grantee expressly waives any right to contest the number of Awards issued to him or her, the terms of the Plan or the Award Agreement, any determination, action or omission under the Plan or any Award Agreement by Allied World, the Board or the Committee, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

      11. Confidentiality. In consideration of the grantee's acceptance of any Award, the grantee hereby agrees to keep confidential the existence of, and any information concerning, any dispute arising in connection with any Award, the Plan and any related matters, except that the grantee may disclose information concerning such dispute to the court that is considering such dispute or to the grantee's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

      12. Tax Withholding. As a condition to the delivery of any Common Shares pursuant to any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

      13. Required Consents and Legends.

      a. If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Common Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be


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necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

      b. The term "consent" as used in this Section 13 with respect to any Plan Action includes (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States; (ii) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; (iii) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency; and (iv) any and all consents required by the Committee. Nothing herein shall require Allied World to list, register or qualify the Common Shares on any securities exchange.

      14. Nonassignability; No Hedging. Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this
Section 14 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

      15. Successor Entity. Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, amalgamation, consolidation, mandatory share exchange or other similar business combination of Allied World with or into any other entity or any transaction in which another person or entity acquires all of the issued and outstanding Common Shares of Allied World, or all or substantially all of the assets of Allied World, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

      16. Nature of Payments.

      a. Any and all grants of Awards and deliveries of Common Shares, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a grantee by the Company. Only whole Common Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable,


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be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

      b. All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

      17. Non-Uniform Determinations. The Committee's determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a grantee's employment has been terminated for purposes of the Plan.

      18. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      19. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

      20. Governing Law; Venue. THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN CONSIDERATION OF THE GRANTEE'S ACCEPTANCE OF THE ISSUANCE OF ANY AWARD, THE GRANTEE HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND VENUE IN THE COURTS OF BERMUDA WITH RESPECT TO ANY SUIT OR CLAIM INSTITUTED BY THE COMPANY OR THE GRANTEE RELATING TO THIS PLAN OR THE AWARD.

      21. Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision


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enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

      22. No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than Allied World and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 3.c shall inure to the benefit of a Covered Person's estate and beneficiaries and legatees.

      23. Successors and Assigns of Allied World. The terms of this Plan shall be binding upon and inure to the benefit of Allied World and any successor entity contemplated by Section 15.

      24. Date of Adoption. This Plan was amended and restated by the Board on May 22, 2006 and approved by the shareholders of Allied World at a Special General Meeting of Shareholders on June 9, 2006.

      25. Section 409A. The Plan and all Awards granted hereunder are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). To the extent that any Awards, payments or benefits provided hereunder are considered deferred compensation subject to
Section 409A, the Company intends for this Plan and all Awards to comply with the standards for nonqualified deferred compensation established by 409A (the "409A Standards"). Notwithstanding anything herein to the contrary, to the extent that any terms of the Plan or any Award would subject recipient of an Award to gross income inclusion, interest or an additional tax pursuant to
Section 409A, those terms are, to that extent, superseded by the 409A Standards. The Company reserves the right to amend Awards granted hereunder to cause such Awards to comply with or be exempt from Section 409A.


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